SECURITIES AND EXCHANGE COMMISSION
                           Washington, D.C. 20549-1004
                             ______________________

                                    FORM 8-K

                                 CURRENT REPORT
     Pursuant to Section 13 or 15 (d) of the Securities Exchange Act of 1934

               Date of Report (Date of earliest event reported) :
                               September 17, 2002



                         The Estee Lauder Companies Inc.
             (Exact name of registrant as specified in its charter)

             Delaware                                    11-2408943
   (State or other jurisdiction of             (IRS Employer Identification No.)
   incorporation or organization)

 767 Fifth Avenue, New York, New York                        10153
 (Address of principal executive offices)                  (Zip Code)


                         Commission File Number: 1-14064

                                  212-572-4200
              (Registrant's telephone number, including area code)

                                 Not Applicable
          (Former name or former address, if changed since last report)


Item 9. Regulation FD Disclosure.

On September 18, 2002, The Estee Lauder Companies Inc. issued a press release describing the webcast conference that was held with analysts and investors on September 17, 2002. A copy of the press release is attached hereto as Exhibit
99.1 and is incorporated herein by reference.





                                   SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.




                                           THE ESTEE LAUDER COMPANIES INC.

Date:  September 18, 2002                  By:  /s/Richard W. Kunes
                                                -------------------
                                                 Richard W. Kunes
                                               Senior Vice President
                                             and Chief Financial Officer
                                              (Principal Financial and
                                                Accounting Officer)

                         THE ESTEE LAUDER COMPANIES INC.

                                  EXHIBIT INDEX



Exhibit No.                Description
-----------                -----------

        99.1 Press release dated September 18, 2002 of the Estee Lauder Companies Inc.

                                                                    Exhibit 99.1

The                                                          News
Estee                                                        Contact:
Lauder                                                       Investor Relations:
Companies Inc.                                               Dennis D'Andrea
                                                             (212) 572-4384
767 Fifth Avenue
New York, NY  10153                                          Media Relations:
                                                             Sally Susman
                                                             (212) 572-4430
--------------------------------------------------------------------------------
FOR IMMEDIATE RELEASE:

           ESTEE LAUDER COMPANIES OUTLINES PLANS FOR LONG-TERM GROWTH

  Through New and Existing Initiatives, Company Sets Targets of 6% to 7% Sales
       Growth in Constant Currency and 12% to 15% Earnings Per Share Growth

New York, NY, September 18, 2002 - During an analyst and investor meeting webcast yesterday, The Estee Lauder Companies Inc.(NYSE:EL) said it expects a combination of sales growth initiatives, operational efficiencies and productivity gains to drive long-term sales over the next five years at a cumulative average growth rate of between 6% and 7% in constant currency, while earnings per share are expected to average 12% to 15% growth over the same period.

Key sales growth drivers include new product innovation across all product categories, strategic distribution diversification and continued global expansion. Profit improvement initiatives now underway and others being developed - including productivity enhancements in the Company's global supply chain and additional expense savings - will contribute to earnings growth and free cash flow.

Fred H. Langhammer, President and Chief Executive Officer, said, "We believe our sound fundamentals, strong asset base and the very solid positioning of our brands in the marketplace will enable us to achieve our financial objectives. Through new and existing marketing and sales efforts, we see significant opportunities for our established brands and developing brands to generate solid top-line growth. In addition, we continue to seek efficiencies and reduce costs to generate productivity gains."

The Company's supply chain and manufacturing initiatives, designed to integrate and align all elements of its global operations, are expected to reduce costs by $106 million to $132 million over the next five years. Savings are expected to come from cost reductions in global sourcing, operation efficiencies in manufacturing and transportation, and reductions in inventory obsolescence. The Company also plans to standardize business systems and processes. These efforts are expected to result in an approximate 180 basis point improvement in cost of goods over the five-year period, allowing the Company to achieve its goal of 25% cost of goods and a 75% gross margin.

Business unit productivity improvement, reductions in selling and administrative expenses and initiatives in process standardization, systems and globalization are expected to result in a 200 basis point decrease in operating expenses as a percent of sales over the five-year period, contributing to the Company's goal of achieving its interim 13% to 13.5% operating margin target by the end of fiscal 2007.

The Company reiterated its long-term strategy to support its brands and to drive sales through continued marketing. The Company said it planned to increase advertising and promotional spending in line with sales growth.

Geographically, the Company expects growth to continue in all regions with the fastest growth in international markets due to increases in established brands, developing brands and travel retail, as well as continued expansion in new and emerging markets, such as Eastern Europe and China.

On a product category basis, the Company expects its hair care business, off of a smaller base, to grow most rapidly, followed by makeup, skin care and fragrance. The Company is accelerating new product innovation, particularly in skin care and makeup, as it takes advantage of technological breakthroughs and focuses on the goal of increasing product speed to market. The current goal is to reduce the product development timeline by 30%.

The Company currently sells its products in several distribution channels, with North American prestige department stores the primary channel. While North American Department stores are likely to remain the cornerstone of the Company's distribution, faster growth is expected from newer distribution channels including hair salons, travel retail and the Company's free-standing retail stores. These will result from the Company's focus on increasing its customer base through strategic distribution diversification.

The Company is targeting a 15% to 18% inventory reduction in relative terms by the end of fiscal 2007 through SKU reductions, forecasting improvements and expansion of vendor managed inventory processes. This reduction is expected to contribute to overall working capital improvement. These improvements, coupled with increased profitability, are also expected to drive increases in cash flow and return on invested capital.

Forward-looking Statements
--------------------------

The forward-looking statements in this press release, including those containing words like "will," "believes," "expect," "anticipate," "could," "plan," and "estimate," and those in Mr. Langhammer's remarks involve risks and uncertainties. Factors that could cause actual results to differ materially from those forward-looking statements include the following:
     (i) increased competitive activity from companies in the skin care, makeup, fragrance and hair care businesses, some of which have greater resources than the Company does;
     (ii) the Company's ability to develop, produce and market new products on which future operating results may depend;
     (iii) consolidations, restructurings, bankruptcies and reorganizations in the retail industry causing a decrease in the number of stores that sell the Company's products, an increase in the ownership concentration within the retail industry, ownership of retailers by the Company's competitors and ownership of competitors by the Company's customers that are retailers;
     (iv) shifts in the preferences of consumers as to where and how they shop for the types of products and services the Company sells;
     (v) social, political and economic risks to the Company's foreign or domestic manufacturing, distribution and retail operations, including changes in foreign investment and trade policies and regulations of the host countries and of the United States;
     (vi) changes in the laws, regulations and policies, including changes in accounting standards and trade rules, and legal or regulatory proceedings,that affect, or will affect, the Company's business;
     (vii) foreign currency fluctuations affecting the Company's results of operations and the value of its foreign assets, the relative prices at which the Company and its foreign competitors sell products in the same markets and the Company's operating and manufacturing costs outside of the United States;
     (viii)changes in global or local economic conditions that could affect consumer purchasing, the financial strength of our customers, the cost and availability of capital, which the Company may need for new equipment, facilities or acquisitions and the assumptions underlying our critical accounting estimates;
     (ix) shipment delays, depletion of inventory and increased production costs resulting from disruptions of operations at any of the facilities which, due to consolidations in the Company's manufacturing operations, now manufacture nearly all of the Company's supply of a particular type of product (i.e.,focus factories);
     (x) real estate rates and availability, which may affect the Company's ability to increase the number of retail locations at which the Company's products are sold;
     (xi)  changes in product mix to products which are less profitable;
     (xii) the Company's ability to acquire or develop e-commerce capabilities, and other new information and distribution technologies, on a timely basis and within the Company's cost estimates;
     (xiii)the Company's ability to capitalize on opportunities for improved efficiency, such as globalization, and to integrate acquired businesses and realize value therefrom; and
     (xiv) consequences attributable to the events that took place in New York City and Washington, D.C. on September 11, 2001, including further attacks, retaliation and the threat of further attacks or retaliation.


The Estee Lauder Companies Inc. is one of the world's leading manufacturers and marketers of quality skin care, makeup, fragrance and hair care products. The Company's products are sold in over 130 countries and territories under well-recognized brand names, including Estee Lauder, Clinique, Aramis, Prescriptives, Origins, M.A.C, Bobbi Brown, Tommy Hilfiger, La Mer, jane, Donna Karan, Aveda, Stila, Jo Malone, Bumble and bumble and Kate Spade.

An electronic version of this release and the full text of all of the presentations can be found at the Company's website, www.elcompanies.com.
A replay of the analyst meeting will be available on the Company's website until October 1, 2002.




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